Exhibit 5.1

Our Reference: AD107-031

11 February 2025

PRIVATE AND CONFIDENTIAL

To:	The Directors ads-tec Energy plc (the “Company”) 10 Earlsfort Terrace Dublin 2 D02 T380 Ireland

Dear Sirs,

1.	Basis of Opinion

1.1	We have acted as solicitors in Ireland for the Company, a public limited company organised under the laws of Ireland with registration number 669283 in connection with the preparation of a registration statement on Form F-3 in the form of a “shelf” registration (the “Registration Statement”) and the prospectuses contained therein filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act 1933, as amended (the “Securities Act”) relating to the registration by the Company of (i) up to US$250,000,000 of an indeterminate number of ordinary shares of $0.0001 each in the capital of the Company (“Ordinary Shares”), preferred shares of $0.0001 each in the capital of the Company (the “Preferred Shares”), senior and subordinated debt securities to be issued in one or more series under a senior indenture or subordinated indenture, each in the forms filed as exhibits to the Registration Statement, as the same may be supplemented from time to time, (the “Debt Securities”),warrants to purchase Ordinary Shares or any of the securities offered by the Registration Statement (the “Warrants”), rights to purchase Ordinary Shares, Preferred Shares, and/or Debt Securities (the “Rights”), purchase contracts in respect of a specific or variable number of Ordinary Shares, Preferred Shares, Debts Securities, Warrants or Rights (the “Purchase Contracts”) (the “Shelf Securities”, of which any shares being the “Shelf Shares”), and units comprised of any combination of the foregoing for sale from time to time in one or more offerings (the “Units” and together with the Ordinary Shares, the Preferred Shares, the Warrants, the Debt Securities, the Rights, and the Purchase Contracts, the “Shelf Securities”) and, (ii) the offer and sale of up to 10,516,670 ordinary shares in the capital of the Company issuable upon the exercise by certain third parties of certain warrants (the “Second Prospectus Warrants”) to purchase ordinary shares in the Company (the “Warrant Shares” collectively, with the Shelf Securities, the “Securities”).

1.2	This opinion is solely for the benefit of the addressee of this Opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent. However, we hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and requisitions of the SEC thereunder.

1.3	This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from that client.

1.4	This Opinion is confined to and given in all respects of the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland.

1.5	We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of obligations or rights expressed in the Registration Statement or the transactions contemplated thereby.

1.6	This Opinion is strictly confined to:

(a)	the matters expressly stated herein and is not to read as extending by implication or otherwise to any other matter; and

(b)	the Registration Statement (and no other document whatsoever) and the searches listed in paragraph 1.10 below (the “Searches”) (and no other searches whatsoever),

and is subject to the assumptions and qualifications set out below.

1.7	We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement.

1.8	In giving this Opinion, we have relied upon the Corporate Certificate and the Searches and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.9	For the purposes of this Opinion, we have reviewed:

(a)	a corporate certificate dated 10 February 2025, executed for and on behalf of the Company (the “Corporate Certificate”);

(b)	a copy of the resolutions of the board of directors of the dated 10 February 2025;

(c)	the Searches;

(d)	a draft of the Registration Statement (excluding exhibits save for the form of Indentures) sent to us by email by a representative of Reed Smith LLP on 11 February 2025.

1.10	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 11 February 2025:

(a)	on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings or petitions filed in respect of the Company in the last two years; and

(d)	on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors and secretary of the Company as identified in the search results referred to in paragraph (a) above.

1.11	This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and anyone seeking to rely on this Opinion agrees, for our benefit, that the Courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time or to advise the addressee of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.12	No opinion is expressed on the taxation consequences of the Registration Statement and any of the matters contemplated thereby.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

2.1	The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland and as such is required as a matter of Irish company law to maintain its registered office in Ireland.

2.2	The Shelf Shares, when (a) issued and allotted in accordance with all necessary corporate action of the Company, (b) issued, sold and paid for as contemplated in the Registration Statement, Prospectus Supplement (as defined below) and any applicable Securities Agreement (as defined below), and (c)registered in the register of members of the Company, shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid to the holders thereof in connection with the issuance of such Shelf Shares).

2.3	The Debt Securities, Warrants, Rights, Purchase Contracts and Units, when (a) issued in accordance with all necessary corporate action of the Company, (b) issued, sold and paid for as contemplated in the Registration Statement, Prospectus Supplement (as defined below) and any applicable Securities Agreement (as defined below), (c) if appropriate, authenticated in the manner set forth in the applicable Securities Agreement, and (d) the applicable Securities Agreement has been duly authorised, executed and delivered by the Company and the other parties thereto, will be duly authorised and validly issued.

2.4	The Company has the requisite corporate capacity to issue the Shelf Securities.

2.5	The Warrant Shares have been duly authorised and upon payment in full being made therefor and, upon the exercise of the Second Prospectus Warrants, any such Warrant Shares being entered as fully paid on the register of members of the Company, will be validly issued, fully paid or credited as fully paid, and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Warrant Shares).

2.6	The Company has the requisite corporate authority to issue the Second Prospectus Warrants to purchase the Warrant Shares and therefore has the requisite authority to be the issuer of the Second Prospectus Warrants.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

3.1	The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon, that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature, and that each original was executed in the manner appearing on the copy.

3.2	That the register of members of the Company is up to date and has been correctly completed in accordance with the Constitution and the Companies Act 2014 (the “2014 Act”). That, where an incomplete Registration Statement has been submitted to us, the original of such Registration Statement corresponds in all respects with the last or final draft of the complete Registration Statement submitted to us.

3.3	That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect.

3.4	That each director of the Company has disclosed any interest which he may have in the transactions contemplated by the Registration Statement in accordance with the provisions of the 2014 Act and the Constitution and none of the directors of the Company has any interest in such transactions except to the extent permitted by the Constitution.

3.5	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers.

Restrictions and Disqualifications

3.6	That, based only on the Searches, no person who has been appointed or acts in any way, whether directly or indirectly, as a director or secretary of, or who has been concerned in or taken part in the promotion of, the Company has:

(a)	been the subject of any declaration, order or deemed order for disqualification or restriction under the 2014 Act (including Part 14, Chapters 3 and 4 thereof) or any analogous legislation; or

(b)	received any notice under the 2014 Act (including Part 14, Chapter 5 thereof) or any analogous legislation regarding a disqualification or restriction undertaking.

Accuracy of Searches and the Corporate Certificate

3.7	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such Search been altered. In this connection, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)	searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.8	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

No other information and compliance

3.9	That the Registration Statement and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Securities are the only documents relating to the subject matter of this transaction and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Registration Statement which in any way amend or vary the terms of the Registration Statement or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, Execution and Enforceability

3.10	The filing of the Registration Statement and the issuance and sale of the Securities (i) does and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any breach of any agreement, instrument and obligation to which any party thereto is a party and (iii) will not be illegal or unenforceable by virtue of the laws of that jurisdiction.

3.11	That the Securities will be issued and sold in the manner contemplated in the Registration Statement.

3.12	That, at the time of the issuance and sale of any of the Securities, the effectiveness of the Registration Statement (including any post-effective amendments) shall not have been terminated or rescinded.

3.13	That the Company will deliver and file an appropriate prospectus supplement with respect to an offering of the Shelf Securities in compliance with the Act and the applicable rules and regulations (the “Prospectus Supplement”).

3.14	That any document recording the authorisation of the transactions contemplated by the Registration Statement, including any issue of Shelf Shares or Warrant Shares, is a true, complete and accurate record of an authorisation which is valid in all respects.

3.15	That all authorisations, approvals or licences required under any law for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Registration Statement have been obtained, remain valid and subsisting and have been complied with.

3.16	That no law or official directive of any jurisdiction, other than the laws of Ireland, affects any of the opinions expressed.

3.17	That, insofar as any obligation under any document examined is to be performed in any jurisdiction other than Ireland, its performance will not be illegal or unenforceable under the law of that jurisdiction.

3.18	That he formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

3.19	That the Company will comply with its obligations under, and the representations and warranties contained in the documents referred to in, the Registration Statement.

Shares

3.20	That the rights attaching to the Shelf Shares or Warrant Shares will be validly determined prior to their issue in accordance with the Constitution and the 2014 Act.

3.21	That the board of directors of the Company will approve the allotment and issue of the Shelf Shares or Warrant Shares in accordance with the Constitution and the 2014 Act and such Shelf Shares or Warrant Shares will be issued in compliance with the Constitution and the 2014 Act.

3.22	That at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party under which any Shelf Securities may be issued (the “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. That, upon issue, each holder of Shelf Securities and the Shelf Shares will have fully paid the amount payable to the Company for their Shelf Securities and the Shelf Shares.

3.23	That, upon issue, the Shelf Shares or Warrant Shares will be duly registered and will continue to be registered in the Company’s register of members.

3.24	That any issue of the Shelf Shares or Warrant Shares will be in compliance with the 2014 Act, the Takeover Panel Act, 1997, Takeover Rules, 2013 of Ireland (as may be amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

Solvency and Insolvency

3.25	That:

(a)	the Company was not unable to pay its debts within the meaning of Sections 509(3) and 570 of the 2014 Act or any analogous provisions under any applicable laws immediately after the filing of the Registration Statement; and

(b)	the Company will not as a consequence of doing any act or thing which the Registration Statement contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provision under any applicable laws.

3.26	That, upon the opening of any insolvency proceedings pursuant to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Recast EU Insolvency Regulation”), the Company will have its “centre of main interests” (as that term is used in Article 3(1) of the Recast EU Insolvency Regulation) in Ireland being the jurisdiction in which the Company has its registered office and will not have an “establishment” (being any place of operations where a debtor carries out or has carried out in the 3-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets) as defined in Article 2(10) of the Recast EU Insolvency Regulation outside Ireland.

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

Enforcement and binding effect

4.1	The description of obligations in this Opinion as “enforceable” refers to the legal character of the obligations assumed by the relevant party under the relevant instrument. It implies no more than the obligations are of a character which the laws of Ireland recognise and will in certain circumstances enforce. In particular, it does not mean or imply that the relevant instrument will be enforced in all circumstances in accordance with its terms or by or against third parties or that any particular remedy will be available. In particular (without limiting the foregoing):

(a)	the binding effect and enforceability of the obligations of the Company contemplated under any of the Securities may be limited by liquidation, insolvency, bankruptcy, receivership, court protection, examinership, moratoria, reorganisation, reconstruction, company voluntary arrangements, fraud of creditors, fraudulent preference of creditors or similar laws whether in Ireland or elsewhere affecting creditors’ rights generally;

(b)	the binding effect and enforceability of the obligations of the Company under any of the Securities may also be limited as a result of the provisions of the laws of Ireland applicable to contracts held to have become frustrated by events happening after their execution, and any breach of the terms of any document by the party seeking to enforce such document;

(c)	enforcement may be limited by general principles of equity. In particular, equitable remedies are not available where damages are considered to be an adequate remedy; the remedy of specific performance is discretionary and will not normally be ordered in respect of a monetary obligation; and injunctions are granted only on a discretionary basis and accordingly we express no opinion on such matters;

(d)	claims may become barred under the Statute of Limitations 1957 or may be or become subject to the defence of set-off or counterclaim;

(e)	enforcement will be subject to, netting, claims and attachment and any other rights of another party to a contract; and

(f)	enforcement may be limited by reason of fraud.

4.2	Where any obligations of any person are to be performed in jurisdictions outside Ireland, such obligations may not be enforceable under Irish law to the extent that performance thereof would be illegal under the laws of any such jurisdiction or contrary to public policy under the laws of any such jurisdiction and an Irish court may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance.

4.3	Where a judgment creditor seeks to enforce his judgment, he can only do so in accordance with the applicable rules of Irish courts. The making of an execution order against particular assets, such as a charging order over land or a beneficial interest therein or most types of investment or a third party debt order over a bank account or certain other debts, is a matter for the Court’s discretion.

General Matters

4.4	A determination or a certificate as to any matter provided for in any of the Securities may be held by an Irish court not to be final, conclusive or binding if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith.

4.5	Where a party to any of the Securities is vested with a discretion or may determine a matter in its opinion, Irish law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds.

4.6	A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of any of the Securities have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.7	The effectiveness of the provisions any of the Securities excusing a party from a liability or duty otherwise owed are limited by Irish law, particularly in relation to a fundamental breach of the contract.

4.8	We express no opinion as to any obligation which any of the Securities may purport to establish in favour of any person who is not a party thereto.

4.9	Any provision of any of the Securities which constitutes, or purports to constitute, a restriction on the exercise of any statutory power by any party thereto or any other person may be ineffective.

4.10	To the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision may be unenforceable or void for uncertainty.

Yours faithfully,

/s/ Arthur Cox LLP

ARTHUR COX LLP